EXHIBIT 5.2

[Goodwin Procter Letterhead]

March 28, 2016

Gaming and Leisure Properties, Inc.

GLP Capital, L.P.

GLP Financing II, Inc.

845 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

Re: Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the “Company”), GLP Capital, L.P. (the “Operating Partnership”), a Pennsylvania limited partnership, and GLP Financing II, Inc., a Delaware corporation (“Capital Corp.”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, dated the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and/or sale from time to time of (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share of the Company (the “Preferred Stock”), (iii) stock purchase contracts of the Company (the “Stock Purchase Contracts”), (iv) depositary shares representing interests in Preferred Stock (“Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company, (v) warrants to purchase Common Stock or Preferred Stock (“Warrants”), (vi) units consisting of two or more debt securities, shares of Common Stock, shares of Preferred Stock, Stock Purchase Contracts, Warrants and other securities in any combination (“Units”), (vii) debt securities (“Debt Securities”) of the Operating Partnership and Capital Corp. and, together with the Operating Partnership, the “Debt Issuers”) and (viii) guarantees of the Debt Securities by the Company (“Guarantees”). The Common Stock, the Preferred Stock, the Stock Purchase Contracts, the Depositary Shares, the Warrants, the Units, the Debt Securities and the Guarantees are collectively referred to in this opinion as the “Securities.” The Registration Statement provides that the Securities may be offered separately or together, in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company, the Operating Partnership and/or Capital Corp.

Gaming and Leisure Properties, Inc.

GLP Capital, L.P.

GLP Financing II, Inc.

March 28, 2016

For purposes of the opinions set forth in numbered paragraphs 1 and 2 below, we have assumed that the Company and the Operating Partnership have been duly organized and are and will continue to be validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with all corporate or partnership power, as the case may be, and authority to enter into the indenture and/or supplemental indenture to which it is a party and to perform its obligations thereunder.

The opinions set forth below are limited to the law of New York, the Delaware General Corporation Law (which includes reported judicial decision interpreting the Delaware General Corporation Law) and the federal law of the United States. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws, or (ii) state or federal antitrust laws. Various issues concerning Pennsylvania law are addressed in the opinion of Ballard Spahr LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of the Securities:

•	with respect to any of the Securities, (a) the authorization by the Company, the Operating Partnership and/or Capital Corp., as applicable, of the amount, terms and issuance of such Securities (the “Authorization”) and (b)(i) the issuance of such Securities (that are Debt Securities) in accordance with the Authorization therefor upon the receipt by the Debt Issuers of the consideration to be paid therefor in accordance with the Authorization and (b)(ii) the issuance of such Securities (that are not Debt Securities) in accordance with the Authorization therefor upon receipt by the Company of the consideration to be paid therefor in accordance with the Authorization;

•	with respect to the Debt Securities and Guarantees, (a) the authorization, execution and delivery of the indenture or a supplemental indenture governed by New York law relating to such Securities by each of the Debt Issuers and/or the Guarantor, as applicable, and the trustee thereunder and/or (b) the establishment of the terms of such Securities by the Debt Issuers and/or the Guarantor, as applicable, in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law;

•	with respect to Warrants, Stock Purchase Contracts and Units, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued and (b) the establishment of the terms of such Securities, and the execution and delivery of such Securities, in conformity with any applicable agreement under which such Securities are to be issued and applicable law; and

Gaming and Leisure Properties, Inc.

GLP Capital, L.P.

GLP Financing II, Inc.

March 28, 2016

•	with respect to Depositary Shares, (a) the authorization, execution and delivery by the Company and the Depository of the deposit agreement under which such Depositary Shares are to be issued, (b) the establishment of the terms of such Depositary Shares by the Company in conformity with the deposit agreement and applicable law, (c) the authorization, issuance and delivery to the Depository of the shares of Preferred Stock represented by the Depositary Shares in accordance with the Company’s charter and applicable law and (d) the execution, countersignature and issuance of depositary receipts evidencing the Depositary Shares in accordance with the deposit agreement and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Debt Issuers.

2. Upon the Future Authorization and Issuance of Guarantees, such Guarantees will be valid and binding obligations of the Company.

3. Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

4. Upon the Future Authorization and Issuance of Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in such Depositary Shares and the deposit agreement.

5. Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company.

6. Upon the Future Authorization and Issuance of Stock Purchase Contracts, such Stock Purchase Contracts will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

Gaming and Leisure Properties, Inc.

GLP Capital, L.P.

GLP Financing II, Inc.

March 28, 2016

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP